UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 9, 2016 (March 3, 2016)

LABSTYLE INNOVATIONS CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-186054	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Halamish Street

Caesarea Industrial Park

3088900, Israel

(Address of Principal Executive Offices)

972-4-770-4055

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Public Offering

On March 3, 2016, LabStyle Innovations Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC and Joseph Gunnar & Co., LLC, as representatives (the “Representatives”) of the several underwriters identified therein (the “Underwriters”), relating to the Company’s public offering (the “Offering”) of 1,333,333 shares (the “Shares”) of the Company's common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $4.50 per share, and 1,333,333 immediately exercisable five-year warrants (the “Warrants”) each to purchase one share of Common Stock with an exercise price of $4.50 per share, at a purchase price of $0.01 per Warrant. The Warrants are exercisable for cash or on a cashless basis if no registration statement covering the resale of the shares issuable upon exercise of the Warrants is available. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 45-day option (the “Option”) to purchase up to 200,000 additional shares of Common Stock and/or 200,000 warrants (the “Option Warrants”) each to purchase one share of Common Stock (collectively, the “Option Securities”) at the public offering price less underwriting discounts and commissions to cover over-allotments.

The Underwriters agreed to purchase the Shares and Warrants from the Company, with the option to purchase the Option Securities, pursuant to the Underwriting Agreement, at a purchase price of $4.185 per Share and $0.0093 per Warrant. On March 4, 2016, the Underwriters exercised the Option with respect to the Option Warrants. The Shares, Warrants and Option Warrants were offered, issued and sold under a prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to an effective registration statement filed with the SEC on Form S-1 (Registration No. 333-209002) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Offering, the Company agreed to issue to the Representatives five-year warrants (the “Representatives’ Warrants”) to purchase up to 153,333 shares of Common Stock. The Representatives’ Warrants are exercisable at a per share exercise price equal to $5.625 per share of Common Stock for cash or on a cashless basis if no registration statement covering the resale of the shares issuable upon exercise of the Representatives’ Warrants is available.

The Underwriting Agreement contained customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and were subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The Warrants and Option Warrants were issued pursuant to a Warrant Agent Agreement, dated as of March 8, 2016 (the “Warrant Agreement”), between the Company and VStock Transfer, LLC, as Warrant Agent. The Warrant Agreement is filed as Exhibit 4.1 hereto and is incorporated herein by reference. The form of Representatives’ Warrant is filed as Exhibit 4.2 hereto and is incorporated herein by reference. The foregoing descriptions of the terms of the Underwriting Agreement, Warrant Agreement and Representatives’ Warrants are qualified in their entirety by reference to such exhibits.

Concurrent Private Offering

On March 3, 2016, the Company entered into securities purchase agreements (the “Securities Purchase Agreements”) with certain existing shareholders (the “Investors”) with respect to the sale in a private placement (the “Private Offering”) of 555,555 of the Company’s units (the “Units”). The purchase price per Unit was $4.50. Each Unit sold in the Private Offering is comprised of (i) one share of Common Stock, and (ii) one warrant to purchase 1.2 shares of Common Stock (the “Series A Warrant”) which is immediately exercisable at an exercise price of $4.50 per share of Common Stock and expires 5 years from the date of issuance. In total, in the Private Offering, the Company issued 555,555 shares of Common Stock and Series A Warrants exercisable for an aggregate of 666,666 shares of Common Stock. The Series A Warrants are exercisable for cash or on a cashless basis if no registration statement covering the resale of the shares issuable upon exercise of the Series A Warrants is available.

In connection with the Private Offering, the Company agreed to issue to two non-U.S. finders an aggregate of 44,444 restricted shares of Common Stock, 73,333 warrants to purchase Common Stock at an exercise price of $4.50 per share which expire 5 years from the date of issuance, and 38,889 non-plan stock options which will have an exercise price of $0.0001 per share and are fully vested and exercisable after the lapse of four months from the grant date (collectively, the “Finders’ Securities”).

The forms of Securities Purchase Agreement and Series A Warrants are filed as Exhibit 10.1 and Exhibit 4.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing descriptions of the terms of the Securities Purchase Agreements and Series A Warrants are qualified in their entirety by reference to such exhibits.

Item 3.02.	Unregistered Sales of Equity Securities.

On March 8, 2016, the Company and the Investors closed the Private Offering, for net proceeds of approximately $2.5 million, as described further in Item 1.01, Entry into a Material Definitive Agreement-Concurrent Private Offering, which description is incorporated herein in its entirety.

The Units and the Finders’ Securities issued in the Private Offering are exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and pursuant to Regulation S of the Securities Act to non-U.S. investors. The Units and the Finders’ Securities have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption from registration. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01.	Other Events.

On March 8, 2016, the Company closed the Offering, for net proceeds of approximately $5.4 million. The shares of Common Stock and the Warrants are listed on The NASDAQ Capital Market. No assurance can be given that a trading market will develop.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, between H.C. Wainwright & Co., LLC and Joseph Gunnar & Co., LLC, as representatives of the several underwriters, and LabStyle Innovations Corp.
4.1	Warrant Agent Agreement, dated as of March 8, 2016, between LabStyle Innovations Corp. and VStock Transfer, LLC
4.2	Form of Representatives’ Warrant
4.3	Form of Series A Warrant
10.1	Form of Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2016	LABSTYLE INNOVATIONS CORP.

	By:	/s/ Zvi Ben David
Name: Zvi Ben David Title: Chief Financial Officer, Treasurer and Secretary